As filed with the Securities and Exchange Commission on February 23, 2007
Registration No. 333-86656

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
________________________

Trimble Navigation Limited
(Exact name of Registrant as specified in its charter)

California	94-2802192
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

935 Stewart Drive, Sunnyvale, California, 94085
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Irwin Kwatek
Vice President and General Counsel
Trimble Navigation Limited
935 Stewart Drive, Sunnyvale, California 94085
408-481-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________________
Copies to:
Thomas J. Ivey, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue, Palo Alto, California 94301
(650) 470-4500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (SEC File No. 333-86656) is being filed by Trimble Navigation Limited (the “Registrant”) in order deregister 789,039 shares of the Registrant’s common stock, no par value, underlying unexercised warrants that remain unsold under the Registration Statement. The foregoing number of shares of common stock has been adjusted to reflect the Registrant’s two-for-one stock split effected on February 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereto duly authorized, in the city of Sunnyvale, State of California, on this 23rd day of February 2007.

TRIMBLE NAVIGATION LIMITED

By:	/s/ Steven W. Berglund
Name: Steven W. Berglund
Title: President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-86656 has been signed by the following persons, in the capacities indicated, as of February 23, 2007.

Name	Title
/s/ Steven W. Berglund Steven W. Berglund	President, Chief Executive Officer, Director
/s/ Rajat Bahri Rajat Bahri	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
* Robert S. Cooper	Director
John B. Goodrich	Director
* William Hart	Director
* Ulf J. Johansson	Director
* Bradford W. Parkinson	Director
Nickolas W. Vande Steeg	Director
* By: /s/ Steven W. Berglund Steven W. Berglund, Attorney In Fact